Comstock Mining Announces 2019 Year End Results; Strategic Transactions Advance Value Targets,
Significantly Improved Financial Position, Substantially Reduced Debt

Virginia City, NV (March 19, 2020) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) today announced selected unaudited financial results for the fiscal year ended December 31, 2019.

2019 Selected Strategic and Operational Highlights

•	Approved a transformational strategy focused on precious metal-based growth (the “Strategic Focus”);

•	Completed corporate and legal entity realignment;

•	Closed on the 50% sale of the membership interest in the entity that owns Lucerne:

•	Received $5.9 million in non-refundable cash toward the Lucerne sale;

•	Received $6.1 million in non-refundable stock toward the Lucerne sale, valued at $9.1 million; and

•	Received $2.2 million in expense reimbursements associated with the Tonogold agreements.

•	Partnered and launched Mercury Clean Up LLC, a mercury remediation, clean technology growth venture;

•	Completed concurrent reclamations and reduced reclamation bond liabilities by $0.4 million;

•	Received favorable Court ruling on the Dayton Resource zoning, enabling accelerated advancement;

•	Increased total assets by 38.3%, to $39.6 million, and reduced total debt by 41%, to $5.4 million; and

•	Escrowed non-mining assets for sale, with the goal of extinguishing all debt.

Corrado De Gasperis, Executive Chairman and CEO of the Company, said, “Last year was dedicated to repositioning the Company for precious metal-based growth, including realigning the existing gold and silver assets to facilitate both transactional and development-based growth, partnering twice with Tonogold for advancing our northern mining and exploration properties, partnering with MCU to advance our operating platform for global mercury remediation, partnering with Sierra Springs to sell our Silver Springs non-mining assets and, in each case retaining equity ownership in all partners. We also cleared the zoning on our 100%-owned Dayton resource area, while significantly increasing our assets, decreasing our liabilities and reducing our debt toward extinguishment.”

Unaudited Full Year 2019 Selected Financial Highlights

The Company experienced record low operating costs and expenses during 2019, of $5.5 million, including $1.8 million for depreciation and amortization, or a 26.8% reduction from 2018, and a 38.5% reduction when compared to 2017. These 2019 reductions include approximately $2.2 million in cash reimbursements from Tonogold Resources Inc. (“Tonogold”). The Company anticipates a 10% reduction in 2020, from lower administrative costs.

•	Costs applicable to mining were $1.5 million in 2019, a 45.8% improvement compared to 2018;

•	Exploration and development costs were $0.75 million in 2019, a 21.7% improvement compared to 2018;

•
Environmental expenses decreased by $0.5 million in 2019, a 194.5% improvement compared to 2018, driven by a significant reduction in reclamation liabilities resulting from concurrent reclamation successes;

•	General and administrative expenses were $3.3 million in 2019, a 2.8% improvement compared to 2018;

•
Net loss was $3.8 million, or ($0.20) loss per share for 2019, as compared to net loss of $9.5 million, or ($0.79) loss per share for 2018, with improvement from the cost reduction efforts and Tonogold subsidies;

•	Net cash used in operations was $2.3 million in 2019, as compared to $4.0 million in 2018, a 42.7% improvement compared to 2018, primarily resulting from cost reductions;

•	Net cash provided by investing activities was $2.6 million in 2019, as compared to a use of $1.6 million in 2018, a 262.4% improvement compared to 2018, primarily from Tonogold proceeds for Lucerne;

•	Increased total assets by 38.3%, to $39.6 million, and reduced total debt by over 41%, to $5.4 million; and

•	Cash and cash equivalents at December 31, 2019, were $1.0 million.

Mr. De Gasperis added, “Our continued cost reduction efforts, coupled with expanded strategic partnerships, now positions us to advance multiple mining, remediation and exploration projects, on the Comstock and globally, at a low net cost and an extremely capital efficient manner, as we begin commercializing our mercury efforts globally.”

Comstock Mining’s Corporate Realignment & Strategic Transactions Advancing Value

During 2019, the Company’s Board of Directors approved a transformational strategy focused on high-value, cash-generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, metals exploration, engineering, resource development, economic feasibility assessments, mineral production, metal processing and related ventures of environmentally friendly, and economically enhancing mining technologies.

During 2019, the Company entered into agreements, as amended, to sell its interest in the Lucerne mine, through its wholly-owned subsidiary, Comstock Mining LLC, to Tonogold for total consideration of over $24 million ($11.2 million in cash, $6.1 million in stock and approximately $7.0 million in assumed liabilities). The Company also retains a 1.5% NSR royalty on Lucerne and leased other mineral claims through Comstock Northern Exploration.

Figure 1 - Comstock Corporate Realignment
Comstock Mining Inc. remains as the parent company that wholly owns the realigned subsidiaries except for Comstock Mining LLC which is 50% owned. Comstock Mining LLC, the subject of a Membership Interest Purchase Agreement with Tonogold, owns or controls the Lucerne properties, including those contained in the Northern Comstock Joint Venture. Comstock Processing LLC owns the American Flat processing facility and additional land for potential expansion. Comstock Northern Exploration LLC owns or controls the remaining Storey County mining claims and exploration targets, primarily located north of the Lucerne properties, including the Gold Hill targets and the Occidental Lode. Comstock Exploration & Development LLC owns or controls the Lyon County mining claims and exploration targets, including the Dayton Resource Area and the Spring Valley target. Comstock Industrial LLC owns 98 acres in Silver Springs and water rights. Downtown Silver Springs LLC (DTSS) owns 160 acres in Silver Springs and water rights. Comstock Real Estate Inc. owns the Daney Ranch and Gold Hill Hotel assets. The Company has the option to, but has not yet, acquire up to 25% of Mercury Clean Up LLC.
Tonogold Membership Interest Purchase Agreement

On November 18, 2019, Tonogold received 50% of the membership interests of CML. Tonogold will receive the remaining 50% after it has paid the remaining consideration. The Company retains all management control and authority over CML until Tonogold has made the remaining $5.2 million in payments. Accordingly, Tonogold’s membership interest in CML will be accounted for as a noncontrolling interest in the consolidated balance sheets.

Mineral Exploration and Mining Lease

During 2019, the Company entered into a renewable mineral lease with Tonogold for certain mineral properties controlled by the Company in Storey County, Nevada (the "Exploration Lease"). The Exploration Lease grants Tonogold the right to use these properties for mineral exploration and development, and ultimately the production, removal and sale of minerals. The Exploration Lease requires exploration spending, permitting, and engineering commitments of a minimum of $1 million per year, for a cumulative total of $20 million over 20 years. Tonogold also committed to specific milestones for issuing three technical reports over the life of the Exploration Lease.

Tonogold will pay a quarterly lease fee of $10 thousand, in advance. The lease fee will escalate 10% each year on the anniversary date of the Exploration Lease. The Exploration Lease also provides for royalty payments after mining operations commence. For the first year following the commencement of mining, royalties will be paid at the rate of 3% of NSR for the properties. The rate will be reduced to 1.5% of NSR thereafter.

MCU, The Comstock and The Carson River Mercury Superfund Site

Comstock has also secured the necessary Nevada permits and approvals for localized mercury remediation efforts. MCU has continued sampling many old Comstock waste dumps and other Comstock sites over the past two weeks. The state-of the-art mercury remediation equipment, specifically, the spiral concentrators, began arriving on site in March, with the remaining system, including the Low-G mercury centrifuges and concentrators, proprietary mechanical, hydro, electro-chemical and oxidation processes, the portable mercury-gold laboratory with assaying equipment and the Dissolved Air Flotation (DAF) wastewater treatment processor now scheduled for April 2020.

MCU is focused on its first domestic (Carson River Mercury Superfund Site) and its first international (Philippines Project) opportunities, as it establishes itself as the global leader in mercury remediation and related services. Comstock has ownership options to acquire 25% of the equity of MCU and other rights that can result in Comstock receiving up to 62.5% participation in each mercury remediation opportunity.

Separately, the Nevada Division of Environmental Protection—Bureau of Air Pollution Control (NDEP) completed its technical review of the applications submitted by Comstock Processing LLC and issued the entity a new Class II Air Quality Operating Permit. Comstock Processing LLC is the 100% owned, permitted platform, with processing equipment and metallurgical labs, that enable the clean-technology platform, joint ventures and partnerships especially in the area of mercury remediation and reprocessing of residual-leached mineralized materials.

Corporate Update, Liquidity & Capital Resources
The Company has not sold any equity during 2020, significantly improving its financial position throughout 2019.

As of December 31, 2019, the Company had cash and cash equivalents of $1.0 million, current assets of $13.3 million and current liabilities of $4.4 million. The Company had total assets of $39.6 million and total liabilities of $16.1 million at December 31, 2019. Total assets increased 38.3% over 2018, and total liabilities decreased 16.4% and the Company reduced its Senior Secured Debenture debt by 44.4% to $4.9 million. The Company expects to extinguish its debt when the $10.1 million sale of its Silver Springs properties closes during the second quarter.

Mr. De Gasperis commented, “We have significantly increased our total assets to almost $40 million, reduced our debt by almost half, and look forward to monetizing our non-mining assets and eliminating our debt. This is the strongest our balance sheet has been since 2011, with the best growth opportunities for gold right in front of us.”

Outlook

During the first half of 2020, the Company expects to close on the agreed upon sale of certain non-mining assets located in Silver Springs, NV, to Sierra Springs Enterprises Inc., for total net proceeds of $10.1 million. The agreements were signed during 2019, with $0.3 million of non-refundable deposits made and released to the Company from escrow. The Company will use the remaining $9.8 million of proceeds to extinguish the entirety of its outstanding Senior Secured Debenture obligation, principal and make-whole of approximately $4.9 million, plus accrued interest of approximately $0.3 million. During 2020, the Company expects to receive a total of approximately $2.3 million in cash for expense reimbursements required under the various Tonogold agreements.

The Company’s annual operating expenses, including other income and expenses and excluding depreciation, are planned to be $4.9 million for fiscal year 2020, with approximately $2.3 million of that amount currently being reimbursed under the various Tonogold agreements, resulting in 2020 net operating expenses of $2.6 million.

Tonogold is currently planning and permitting a drilling program for the Storey County exploration targets, including the leased mineral claims, just north of the Lucerne area, and expects to begin drilling in the second quarter of 2020. Under the Exploration Lease, Tonogold must spend at least $1.0 million per year on exploration.

The Company’s 2020 plans also include obtaining the local permits for Dayton, expanding Dayton’s current resource and continuing southerly into Spring Valley with incremental exploration programs that include exploration and definition drilling of targets identified by geophysical surveys, surface mapping, prior drilling and deeper geological interpretations that lead to publishing an updated, Dayton NI 43-101 mineral resource estimate.

The Company’s 2020 plans also include advancing the investment in and the commercialization of MCU’s mercury remediation processing technologies. The Company expects to close on the MCU transactions during the second and third quarters of 2020. MCU plans to commence trial operations in the second quarter of 2020, at the Company's processing facility, to validate the mercury extraction and remediation process, with the objective of remediating the Company's existing properties within the Carson River Mercury Superfund Site, enhancing the values of, and evaluating the potential economic feasibilities for these properties and creating new growth opportunities in mercury remediation by demonstrating MCU’s technological and operational effectiveness.

MCU has agreed and plans to commence international reclamation operations in the third quarter 2020. This represents the first real international opportunity for large-scale mercury remediation and environmental reclamations, using MCU’s system, establishing MCU as a leader in large scale, mercury remediation projects.

Mr. De Gasperis concluded, “While the markets remain in turmoil, we are methodically strengthening our Company, accelerating our growth and maximizing the breadth of our exposure to gold, in the most innovative, environmentally responsible and capital sensitive way possible. We are looking forward to 2020 and beyond.”
Conference Call
The Company will host a conference call today, March 19, 2020, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  The dial-in telephone numbers for the live audio are as follows:
Toll Free: 1-888-297-8935
Direct: 1-646-828-8143
Confirmation Code: 5910203
The audio will be available, usually within 24 hours of the call, on the Company website:
http://www.comstockmining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company’s goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com